SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2024

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Capitol Street, Suite 3000, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously announced, on June 3, 2024, Waste Management, Inc. (the “Company”), Stag Merger Sub Inc., an indirect wholly-owned subsidiary of the Company (“Merger Sub”), and Stericycle, Inc. (“Stericycle”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Stericycle, and Stericycle will continue as the surviving company and an indirect, wholly-owned subsidiary of the Company (the “Merger”).

On September 23, 2024, each of the Company and Stericycle received a supplementary information request (“SIR”) from the Competition Bureau of Canada (“Competition Bureau”) in connection with the Competition Bureau’s review of the proposed Merger. The SIR has the effect of extending the waiting period applicable to the consummation of the Merger under the Canadian Competition Act until 30 days after the Company and Stericycle have responded to the information requests in the SIR, unless that waiting period is terminated in less than 30 days by the Competition Bureau. The Company and Stericycle are confident in their ability to timely and effectively respond to the SIR. The Company and Stericycle will continue to work closely and cooperatively with the Competition Bureau as the agency conducts its review of the proposed Merger, and will respond to, and expects to expeditiously resolve, any questions from the Competition Bureau.

As the Company previously announced, in satisfaction of several of the closing conditions in the Merger Agreement, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired and the Merger has also received antitrust clearance from the Competition Authority (Autoridade da Concorrência) of Portugal, foreign investment approval from the UK Investment Security Unit within the Cabinet Office and confirmation from the UK Competition and Markets Authority that it has no further questions. In addition, the Merger has received antitrust clearance from the National Markets and Competition Commission (Comisión Nacional de los Mercados y la Competencia) of Spain. Stericycle previously announced that its stockholders voted to approve the adoption of the Merger Agreement (and thereby approve the Merger) on August 14, 2024, satisfying another closing condition.

The Merger remains subject to clearance under the Canadian Competition Act (as discussed above) and other customary closing conditions under the Merger Agreement, including the clearance of the Merger under the foreign investment laws of Spain, but the Company continues to expect to complete the Merger as early as the fourth quarter of 2024.

Cautionary Note Regarding Forward-Looking Statements

This filing contains “forward-looking statements” within the meaning of the U.S. federal securities laws about the Company, Stericycle and the proposed Merger, including but not limited to all statements about the timing of the closing of the Merger, receipt of regulatory approvals and ability to consummate the Merger, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You should view these statements with caution and should not place undue reliance on such statements. They are based on the facts and circumstances known to the Company as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to, general economic and capital markets conditions; inability to obtain required regulatory or government approvals or to obtain such approvals on satisfactory conditions; inability to satisfy other closing conditions; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effects that any termination of the Merger Agreement may have on Stericycle or its business; legal proceedings that may be instituted related to the Merger or otherwise; unexpected costs, charges or expenses; and other risks and uncertainties described in the Company’s and Stericycle’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including Part I, Item 1A of each company’s most recently filed Annual Report on Form 10-K and subsequent reports on Form 10-Q, which are incorporated herein by reference, and in other documents that the Company or Stericycle file or furnish with the SEC. Except to the extent required by law, neither the Company nor Stericycle assume any obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: September 24, 2024	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Executive Vice President and Chief Legal Officer